PE CORPORATION

                           PERFORMANCE UNIT BONUS PLAN

                     (as amended through November 18, 1999)

1.       Purpose of the Plan.

         The purpose of the PE Corporation Performance Unit Bonus Plan (the "Plan") is to increase stockholder value and to advance the interests of PE Corporation and its subsidiaries (collectively, the "Corporation") by providing financial incentives designed to attract, retain, and motivate key employees of the Corporation.

2.       Definitions.

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         2.1 "Cause" means (a) willful malfeasance or willful misconduct by the employee in connection with his or her employment, (b) continuing refusal by the employee to perform his or her duties at the Corporation or any lawful direction by either the Board of Directors or the Chief Executive Officer of the Corporation (other than due to the employee's physical or mental incapacity), after a demand for substantial performance is delivered to the employee which identifies the manner in which the employee has not performed his or her duties,
(c) the willful engaging by the employee in conduct which is materially injurious to the Corporation, or (d) the indictment of the employee for any felony or misdemeanor involving moral turpitude.

         2.2 "Celera Stock" means the PE Corporation - Celera Genomics Group Common Stock, par value $.01 per share.

         2.3 "Committee" means the Management Resources Committee of the Board of Directors of the Corporation, or any successor thereto or committee designated thereby.

         2.4 "Common Stock" means Celera Stock and PE Biosystems Stock and either of them as the context requires.

         2.5 "Good Reason" means the occurrence of any of the following, other than with the employee's consent: (a) a reduction of 10% or more by the Corporation in the employee's base salary without a substantially similar reduction to all other executives of comparable level to the employee, (b) any material breach by the Corporation of its contractual obligations to the employee, and (c) the Corporation's requiring the employee to be based more than 50 miles from his or her then principal place of employment with the Corporation without the employee's consent, except for required travel on the Corporation's business to an extent substantially consistent with the business travel obligations of the employee.



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         2.6 "Participant" means an employee to whom an award of Performance
Units has been granted under the Plan.

         2.7 "PE Biosystems Stock" means the PE Corporation - PE Biosystems Group Common Stock, par value $.01 per share.

         2.8 "Stock Incentive Plan" means any of the Corporation's stock incentive plans under which options for shares of Common Stock may be granted.

         2.9 "Stock Price Targets" means the stock price targets applicable to a series of Performance Units established by the Committee at the time of such award. For purposes hereof, a stock price target shall be deemed attained at such time as the fair market value (as defined in the applicable Stock Incentive
Plan) of a share of Celera Stock or PE Biosystems Stock, as the case may be, averages such stock price target over a period of 90 consecutive calendar days.

         2.10 "Unit Value" means the value of a Performance Unit as determined pursuant to Section 4.

         2.11 "Vesting Period" means the vesting period applicable to a series of Performance Units established by the Committee at the time of such award.

3.       Administration of the Plan.

         The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan. The Committee shall also have plenary authority in its discretion to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make any and all other determinations and take any and all actions deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding.

4.       Awards of Performance Units.

         At the time of grant of stock options under a Stock Incentive Plan, the Committee may grant to any employee to whom options have been so granted such number of Performance Units up to the number of stock options so granted. Performance Units may be granted in one or more series, each series containing such terms and conditions consistent with the Plan as the Committee shall determine. The term of each Performance Unit shall be the term of the related stock option, subject to earlier termination as hereinafter provided, and the Unit Value of each Performance Unit shall be determined by the Committee but shall be not more than the purchase price of the related option. Each Performance Unit granted hereunder shall be evidenced by an agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.

5.       Conditions to Payment of Performance Units.

         A Participant's right to receive payment of the Unit Value of Performance Units awarded to him or her shall, except as provided below, be subject to the attainment of the Stock Price Targets and satisfaction of the Vesting Period applicable to such Performance Units. Performance Units shall not


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be affected by any change of duties or position so long as the holder thereof continues to be an employee of the Corporation.

6.       Payment of Performance Units.

         6.1 Terms of Payment. Payment of the aggregate Unit Value of Performance Units shall be made to Participants as soon as practicable following the satisfaction of the applicable Stock Price Targets and Vesting Period and shall, in the discretion of the Committee, be made in cash, Common Stock, or a combination thereof. Notwithstanding the foregoing, if payment is to be made in shares of Common Stock, or a combination of such shares and cash, any such issuance of shares of Common Stock may be made subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of shares of Common Stock.

         6.2 Deferrals. Notwithstanding the provisions of Section 6.1 above, to the extent otherwise permissible under the terms of any deferred compensation plan then offered by the Corporation, and subject to the terms thereof, a Participant may elect to defer payment of the dollar value of the Unit Value payable with respect to any Performance Units.

7.       Payment Upon Termination of Employment.

         7.1 Termination of Employment Prior to Attainment of Stock Price Targets. In the event that the employment of a Participant shall terminate for any reason prior to any Stock Price Targets having been attained, all Performance Units granted to such Participant shall immediately terminate without the payment of any consideration therefor.

         7.2 Termination of Employment Following Attainment of Stock Price Targets. In the event that the employment of a Participant shall terminate following the attainment of one or more applicable Stock Price Targets but prior to satisfaction of the applicable Vesting Period, the Performance Units corresponding to such Stock Price Targets shall be payable as follows:

                  7.2.1 Termination by Participant Other than for Good Reason or by the Corporation For Cause. In the event of termination of employment by Participant due to Participant's choice, such choice not being supported by Good Reason, or due to the Corporation's terminating said employment for Cause, then all Performance Units granted to such Participant shall immediately terminate without the payment of any consideration therefor.

                  7.2.2 Termination by Participant for Good Reason or by the Corporation Other than For Cause. In the event of termination of employment by Participant for Good Reason or by the Corporation other than for Cause, then the Performance Units as to which the Stock Price Targets have been attained as of the date of such termination shall be paid to the Participant at such time as payment of the Unit Value of the Performance Units would otherwise be made pursuant to Section 6.1 hereof.

                  7.2.3 Termination Upon Retirement, Death, or Disability. In the event of termination of employment due to retirement from the Corporation in accordance with the terms of any pension plan provided by the Corporation, or if a Participant shall die while


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         employed by the Corporation or become totally and permanently disabled, then the Performance Units as to which the Stock Price Targets have been attained as of the date of such termination shall be paid to the Participant at such time as payment of the Unit Value of the Performance Units would otherwise be made pursuant to Section 6.1 hereof.

8.       Rights as a Stockholder.

         A Participant shall not be entitled to any rights or privileges of a stockholder of the Corporation, except that such Participant shall be entitled to receive dividend equivalents on the Performance Units if, as, and when paid on shares of Celera Stock or PE Biosystems Stock, as applicable; provided, however, that, except as otherwise provided by the Committee, Participants shall not be entitled to receive dividend equivalents on more than one series of Performance Units at any one time. For purposes of the payment of such dividend equivalent, each Performance Unit shall be deemed equivalent to one share of Celera Stock or PE Biosystems Stock, as the case may be (subject to adjustment as provided below).

9.       Acceleration Upon a Change of Control.

         Notwithstanding any other provision of the Plan or any Performance Unit granted hereunder, all Stock Price Targets shall be deemed attained and all Vesting Periods satisfied (i) in the event that a tender offer or exchange offer (other than an offer by the Corporation) for the Common Stock representing more than 25% of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Voting Securities") is made by any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act"), and not withdrawn within ten (10) days after the commencement thereof; provided, however, that the Committee may by action taken prior to the end of such ten (10) day period extend such ten (10) day period; and, provided further, that the Committee may by further action taken prior to the end of such extended period declare all Stock Price Targets to have been attained and all Vesting Periods to have been satisfied, or (ii) in the event of a Change in Control (as hereinafter defined).

         For purposes of this Section 9, a "Change in Control" means an event that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Act; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Act becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the combined voting power of the then outstanding Voting Securities, (b) during any two-year period, individuals who constitute the Board of Directors (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director without objection to such nomination, other than in response to an actual or threatened Change in Control or proxy contest) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) the approval by the Corporation's stockholders of the sale of all or substantially all of the stock or assets


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of the Corporation. The Committee may adopt such procedures as to notice and exercise as may be necessary to effectuate the acceleration of the payment of the Unit Value of Performance Units as described above.

10.      Performance Units Not Transferable.

         Performance Units may not be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the recipient thereof. Any attempt to sell, pledge, assign, or transfer such rights shall be void and unenforceable against the Corporation or any affiliate.

11.      Time of Granting Performance Units.

         Nothing contained in the Plan or in any resolution adopted by the Board of Directors or the holders of Common Stock shall constitute the grant of any Performance Units hereunder. A Performance Unit shall be deemed to have been granted on the date on which the name of the recipient and the terms of the Performance Unit are set forth in an Agreement and delivered to the recipient, unless otherwise provided in the Agreement.

12.      No Right to Continued Employment.

         Nothing contained in the Plan shall confer upon any employee the right to continue in the employ of the Corporation or any subsidiary or interfere with the right of the Corporation or such subsidiary to terminate such employee's employment at any time.

13.      Adjustment Upon Changes in Capitalization.

         Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Celera Stock or PE Biosystems Stock, as the case may be, by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, corporate separations or divisions (including, but not limited to, split-ups, split-offs, or spin-offs), reorganizations (including, but not limited to, mergers or consolidations), liquidations, or other similar events, the aggregate number of Performance Units granted under the Plan, the dividend equivalent payments payable thereon, and the applicable Stock Price Targets shall be adjusted in such manner as the Committee in its discretion deems appropriate.

14.      Termination and Amendment of the Plan; Amendment of Awards.

         The Board of Directors may terminate the Plan at any time or make such modification or amendment to the Plan as it shall deem advisable. The Committee may amend the terms of any award of Performance Shares granted hereunder, including, without limitation, to permit the payment of the Unit Value of any Performance Units to Participants under circumstances other than those set forth in Section 7 above; provided, however, that no such amendment shall adversely affect in any material manner any right of any Participant without his or her consent.



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15.      Miscellaneous.

         15.1 Withholding for Taxes. The Corporation shall have the right to deduct from all payments under the Plan, or withhold from any distribution of shares of Common Stock under the Plan, any taxes required by law to be withheld with respect to such payments.

         15.2 Unfunded Status. The Plan is intended and at all times shall be an unfunded and unsecured deferred compensation plan that is limited to key management and other highly-compensated employees of the Corporation. Any payments made under the Plan shall be paid from the general funds of the Corporation, and no provision shall at any time be made with respect to segregating assets of the Corporation for such payment hereunder. No Participant or other person shall have any interest in any particular assets of the Corporation by reason of a right to receive any payment or benefit under the Plan, and any such Participant or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan.

         15.3 Compliance with Laws. Notwithstanding anything to the contrary contained in the Plan or otherwise, the Corporation shall not be obligated to pay the Unit Amount of any Performance Unit to the extent that the aggregate amount payable would cause the Company to violate any law or violate or breach any term of any loan, credit, or any other material agreement of the Corporation or to which it or any of its assets are bound or subject. If any payments are precluded from being made by reason of the first sentence of this Section 15.3, such payments otherwise due shall be made on a pro rata basis as and to the extent such applicable laws or agreements shall permit.

         15.4 Governing Law. The Plan shall be construed, regulated, and administered under the internal laws of the State of Delaware.


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